UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: November 9, 2007

ICO GLOBAL COMMUNICATIONS (HOLDINGS) LIMITED
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-52006	98-0221142
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification #)

Plaza America Tower I	20190
11700 Plaza America Drive, Suite 1010	(Zip Code)
Reston, Virginia
(Address of Principal Executive Offices)

(703) 964-1400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On November 9, 2007, we filed an amendment to our pending milestone extension request, originally filed with the U.S. Federal Communications Commission (“FCC”) on August 6, 2007, to extend for a short period the remaining two milestone dates outlined in our authorization for our ICO G1 satellite. The original extension request for a brief extension was needed to accommodate a six-week postponement by our launch provider, Lockheed Martin Commercial Launch Services (“LMCLS”). LMCLS has since informed us of additional delays in the launch schedule due to unforeseen circumstances beyond our control (delays in other LMCLS satellite launches preceding ours). LMCLS has established a new launch slot of March 1, 2008 - March 31, 2008, and we have therefore requested from the FCC that the launch of our satellite be extended until April 15, 2008 (rather than the current milestone date of November 30, 2007), and that certification that the mobile satellite services system is in operation be extended until May 15, 2008 (rather than the current milestone date of December 31, 2007).

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated November 9, 2007

99.2	FCC Filing dated November 9, 2007 requesting amendment to milestone extension

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICO GLOBAL COMMUNICATIONS (HOLDINGS) LIMITED (Registrant)

November 9, 2007	By:	/s/ J. Timothy Bryan
J. Timothy Bryan
Chief Executive Officer

EXHIBITS

Exhibit	Description of Exhibit
99.1	Press Release dated November 9, 2007
99.2	FCC Filing dated November 9, 2007 requesting amendment to milestone extension